U.S. SHARE PURCHASE WARRANT CERTIFICATE

                                     FROM:

                         TRANSAX INTERNATIONAL LIMITED

                                      TO:

                            SCOTT & HEATHER GRIMES









                         TRANSAX INTERNATIONAL LIMITED
                                  8TH Floor
                            5201 Blue Lagoon Drive
                         Miami, Florida, U.S.A., 33126
                                  __________








                --  U.S. Share Purchase Warrant Certificate  --
                     --  Transax International Limited  --

                    U.S. SHARE PURCHASE WARRANT CERTIFICATE





                           TRANSAX INTERNATIONAL LIMITED

        (Incorporated under the laws of the State of Colorado, U.S.A.)


               WARRANTS FOR UP TO 400,000 SHARES OF COMMON STOCK


THE WARRANTS REPRESENTED HEREBY ARE NON-TRANSFERABLE AND WILL BE VOID AND OF NO VALUE UNLESS EXERCISED ON OR BEFORE 5:00 P.M. (EAST COAST USA TIME) JANUARY 31, 2008, AND MAY EXPIRE EARLIER IN CERTAIN CIRCUMSTANCES.


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF ANY STATE, AND HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION PERTAINING TO SUCH SECURITIES AND PURSUANT TO A REPRESENTATION BY THE SECURITY HOLDER NAMED HEREON THAT SAID SECURITIES HAVE BEEN ACQUIRED FOR PURPOSES OF INVESTMENT AND NOT FOR PURPOSES OF DISTRIBUTION. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION. FURTHERMORE, NO OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS TO TAKE PLACE WITHOUT THE PRIOR WRITTEN APPROVAL OF COUNSEL TO THE COMPANY BEING AFFIXED TO THIS CERTIFICATE. THE STOCK TRANSFER AGENT HAS BEEN ORDERED TO EFFECTUATE TRANSFERS OF THIS CERTIFICATE ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS.


                            SHARE PURCHASE WARRANTS

                               (the "Warrants")


             THIS IS TO CERTIFY THAT, for value received, SCOTT & HEATHER GRIMES of 565 I Avenue, Coronado, CA 92118 U.S.A., (the "Holder"), is entitled to purchase up to a total of 400,000 fully paid and non-assessable shares of the U.S. $0.00001 par value common stock (each a "Warrant Share") of TRANSAX INTERNATIONAL LIMITED (the "Company") for the period commencing upon the date of issuance of the within Warrant by the Company, that being on February 1, 2006 and ending at 5:00 p.m. (Miami, Florida, U.S.A., time) on JANUARY 31, 2008 (the "Time of Expiry"), at the exercise price of U.S. $0.20 (the "Warrant Exercise Price") per Warrant Share.


             This Warrant is subject to the terms and conditions contained hereinbelow together with the terms and conditions which are attached to this Warrant as Schedule "A".


             The aforesaid right to purchase Warrant Shares may be exercised by the Holder at anytime and from time to time prior to the Time of Expiry (i) by duly completing in the manner indicated and executing the subscription form attached hereto, (ii) by surrendering this Warrant to the Company at its executive office located in Miami, Florida, U.S.A., and (iii) by paying the appropriate purchase price for the Warrant Shares subscribed for either in cash or by certified cheque or money order payable at par to the order of the Company. Upon said surrender and payment the Company will issue to the Holder of the subscription form the number of Warrant Shares subscribed for and said Holder will become a shareholder or shareholders of the Company in respect of the Warrant Shares as of the date of such surrender and payment. Subject to the terms and conditions of this Warrant, the Company will, as soon as practicable after said surrender and payment, mail to the person or persons at the address or addresses specified in the subscription form a certificate or certificates evidencing the Warrant Shares subscribed for. If the Holder of this Warrant subscribes for a lesser number of Warrant Shares than the number of Warrant Shares referred to in this Warrant, the Holder shall be entitled to receive a further Warrant in respect of Warrant Shares not subscribed for.


             The Holder of this Warrant may surrender this Warrant to the Company at its executive office located in Miami, Florida, U.S.A., in exchange for new certificates representing this Warrant entitling the Holder to purchase in the aggregate the same number of Warrant Shares referred to in this Warrant.


             The Holder hereof and the Company, by acceptance and issuance of this Warrant, agree that this Warrant and all rights hereunder may not be transferred or assigned.


             Nothing contained herein shall confer any right upon the Holder hereof or any other person to subscribe for or purchase any Warrant Shares at any time subsequent to the Time of Expiry and, from and after such time, this Warrant and all rights hereunder shall be void and of no value.


             This Warrant shall not constitute the holder a stockholder of the Company.


             This Warrant is also subject to the terms and conditions which are attached to this Warrant as Schedule "A".


             Time shall be of the essence hereof.


             IN WITNESS WHEREOF TRANSAX INTERNATIONAL LIMITED has caused its common seal to be affixed and this Warrant to be signed by its authorized representative effective on this 1st day of February, 2006.


             Signed by:

                                        TRANSAX INTERNATIONAL LIMITED


       (C/S)
                          Per:
                                                Authorized Signatory





                --  U.S. Share Purchase Warrant Certificate  --
                     --  Transax International Limited  --

                                 SCHEDULE "A"




                             TERMS AND CONDITIONS

                                      OF

                                   WARRANTS


THE WARRANTS REPRESENTED HEREBY ARE NON-TRANSFERABLE AND WILL BE VOID AND OF NO VALUE UNLESS EXERCISED ON OR BEFORE 5:00 P.M. (EAST COAST TIME) ON JANUARY 31, 2008, AND MAY EXPIRE EARLIER IN CERTAIN CIRCUMSTANCES.


THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF ANY STATE, AND ARE BEING ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION PERTAINING TO SUCH SECURITIES AND PURSUANT TO A REPRESENTATION BY THE SECURITY HOLDER NAMED HEREON THAT SAID SECURITIES HAVE BEEN ACQUIRED FOR PURPOSES OF INVESTMENT AND NOT FOR PURPOSES OF DISTRIBUTION. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION. FURTHERMORE, NO OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS TO TAKE PLACE WITHOUT THE PRIOR WRITTEN APPROVAL OF COUNSEL TO THE COMPANY. THE STOCK TRANSFER AGENT HAS BEEN ORDERED TO EFFECTUATE TRANSFERS ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS.


             These are the Terms and Conditions which are attached to the Warrants issued by TRANSAX INTERNATIONAL LIMITED.


                         ARTICLE ONE - INTERPRETATION


Section 1.01 - Definitions


             In these Terms and Conditions, unless there is something in the subject matter or context inconsistent:


       (a) "Company" means Transax International Limited or any successor Company referred to in Article 6 hereinbelow;


       (b) "Company's Auditors" means an independent firm of accountants duly appointed as auditors of the Company;


       (c) "Current Market Price" of a share at any date means the price per share equal to the weighted average price at which the shares have traded during any 30 consecutive trading days selected by the Company, commencing not more than 45 trading days before and ending not less than five trading days before such date, on any recognized stock exchange on which such shares are listed as may be selected for such purpose by the Directors or, if such shares are not listed on any stock exchange, then on such over-the-counter market or bulletin board trading market upon which such trade as may be selected for such purpose by the Directors. The weighted average price per share shall be determined by dividing the aggregate sale price of all such shares sold on the aforementioned exchange or market, as the case may be, during the aforementioned 30 consecutive trading days by the total number of such shares so sold;


       (d) "Director" means a director of the Company for the time being, and reference, without more, to action by the Directors of the Company shall mean action taken by the directors of the Company as a board, or whenever duly empowered, action by an executive committee of the board;


       (e) "Dividends Paid in the Ordinary Course" means dividends paid on the shares in any fiscal year of the Company, whether in: (i) cash; (ii) shares of the Company; (iii) warrants or similar rights to purchase any shares of the Company; or (iv) property or other assets of the Company; provided that the amount or value of such dividends (any such shares, warrants or similar rights, or property or other assets so distributed to be valued at the fair market value of such shares, warrants or similar rights, or property or other assets, as the case may be, as determined by action by the Directors (such determination to be conclusive)), does not in such fiscal year exceed the greatest of:


             (i) 150% of the aggregate amount of dividends declared payable by the Company on the shares in the period of twelve consecutive months ended immediately prior to the first day of such fiscal year; and


             (ii) 100% of the consolidated net income of the Company before extraordinary items for the period of twelve consecutive months ended immediately prior to the first day of such fiscal year less the amount of all dividends payable on all shares ranking prior to or on a parity with the shares in respect of the payment of dividends (such consolidated net income, extraordinary items and dividends to be shown in the audited consolidated financial statements of the Company for such period of twelve consecutive months or if there are no audited consolidated financial statements for such period, computed in accordance with generally accepted accounting principles, consistent with those applied in the preparation of the most recent audited consolidated financial statements of the Company);


       (f) "herein", "hereby" and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expressions "Article", "Section" or "subsection" followed by a number refer to the specified Article or Section of these Terms and Conditions;


       (g) "Issuance Date" means that date on which the Company issued the attached Warrants;


       (h) "person" means an individual, Company, partnership, trustee or any unincorporated organization, and any words importing persons have a similar meaning;


       (i) "shares" means the U.S. $0.00001 par value common shares in the capital of the Company as constituted at the Issuance Date and any shares resulting from any subdivision or consolidation of the shares;


       (j) "Time of Expiry" means 5:00 p.m. (Miami, Florida, U.S.A., time) on June 27, 2007;


       (k)   "Warrant Exercise Price" means U.S. $0.25 per Warrant Share;


       (l) "Warrant Holders" or "Holders" means the bearers of the Warrants for the time being;


       (m) "Warrant Holders' Request" means an instrument signed in one or more counterparts by Warrant Holders entitled to purchase in the aggregate not less than 25% of the aggregate number of Warrant Shares which could be purchased pursuant to all the Warrants outstanding for the time being, requesting the Company to take some action or proceeding;


       (n) "Warrants" means the Warrants of the Company issued and presently authorized, as set out in Section 2.01 and for the time being outstanding, and any other warrants made subject to these Terms and Conditions;


       (o) "Warrant Shares" means the shares in the capital of the Company issuable upon the exercise of the within Warrants by the Holder thereof; and


       (p) words importing the singular number include the plural and vice versa, and words importing the masculine gender include the feminine and neuter genders.


Section 1.02 - Interpretation Not Affected by Headings


             The division of these Terms and Conditions into Articles and Sections and the insertion of headings are for convenience of reference only and will not affect their construction of interpretation.


Section 1.03 - Applicable Law


             The Warrants will be construed in accordance with the laws of the State of Colorado, U.S.A., and will be treated in all respects as Colorado contracts.


                        ARTICLE TWO - ISSUE OF WARRANTS


Section 2.01 - Issue of Warrants


             Warrants entitling the Holders thereof to purchase an aggregate of up to 400,000 Warrant Shares are authorized to be issued by the Company on the basis of an issue of 400,000 Warrants where one Warrant is required to purchase one Warrant Share of the Company.


Section 2.02 - Additional Warrants


             Nothing contained herein shall preclude the Company from time to time to make further equity or debt offerings and sell additional shares, warrants or grant options or similar rights to purchase shares of its capital stock.







                        --  U.S. Share Purchase Warrant Certificate  --
                             --  Transax International Limited  --

Section 2.03 - Issue in Substitution for Lost Warrants


       (a) Subject to Section 2.03(b) hereinbelow, if a Warrant is mutilated, lost, destroyed or stolen, the Company shall issue and deliver a new Warrant of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated Warrant, or in lieu of, and in substitution for such lost, destroyed or stolen Warrant, and the substituted Warrant will be entitled to the benefit of these Terms and Conditions and rank equally in accordance with its terms with all other Warrants issued or to be issued by the Company.


       (b) The applicant for the issue of a new Warrant will bear the cost of its issue and in case of loss, destruction or theft, furnish to the Company such evidence of ownership and of loss, destruction or theft of the Warrant so lost, destroyed or stolen, as will be satisfactory to the Company in its discretion, and such applicant may also be required to furnish indemnity in amount and form satisfactory to the Company in its discretion, and will pay the reasonable charges of the Company in connection with such issuance of a new Warrant.


Section 2.04 - Warrant Holder Not a Shareholder


             The holding of a Warrant will not constitute the Holder a stockholder of the Company, nor entitle him to any right or interest except as expressly provided in the Warrant and herein.


                    ARTICLE THREE - OWNERSHIP AND TRANSFER


Section 3.01 - Exchange of Warrants


       (a) Warrants in any authorized denomination may, upon compliance with the reasonable requirements of the Company, be exchanged for Warrants in any other authorized denomination, of the same class and date of expiry, entitling the Holder to purchase an equal aggregate number of shares at the same subscription price and on the same terms as the Warrants so exchanged.


       (b) Warrants may be exchanged only at the office of the Company and any Warrants tendered for exchange will be surrendered to the Company and cancelled.


       (c) On exchange of Warrants the Company, except as otherwise herein provided, may charge a sum not exceeding U.S. $100.00 for each new Warrant issued, and payment of such charges and of any transfer taxes or governmental or other charges required to be paid will be made by the party requesting such exchange.


Section 3.02 - Ownership of Warrants


       (a) The Company may deem and treat the registered holder of any Warrant as the absolute owner of such Warrant, for all purposes, and will not be affected by any notice or knowledge to the contrary.


       (b) The registered holder of any Warrant will be entitled to the rights evidenced by such Warrant free from all equities or rights of set-off or counterclaim between the Company and the original or any intermediate Holder and all persons may act accordingly, and the receipt of any such bearer for the shares will be a good discharge to the Company for the same and the Company will not be bound to inquire into the title of any such bearer.


Section 3.03 - Transfer of Warrants


             The Warrants are non-transferable.


Section 3.04 - Notice to Warrant Holders


             Any notice to be given to Warrant Holders will be deemed to be validly given if delivered or sent by ordinary post addressed to such Warrant Holders at the addresses appearing on the register hereinbefore-mentioned and shall be deemed to have been effectively given on the date of delivery or, if mailed, on the seventh business day following the date of mailing.


                      ARTICLE FOUR - EXERCISE OF WARRANTS


Section 4.01 - Method of Exercise of Warrants


             The right to purchase Warrant Shares conferred by the Warrants may be exercised, before the Time of Expiry, by the Holder of such Warrant surrendering it, with a duly completed and executed subscription in the form attached thereto and cash or a certified cheque or money order payable to or to the order of the Company, at par in Miami, Florida, U.S.A., for the Warrant Exercise Price per Warrant Share applicable at the time of surrender in respect of the Warrant Shares subscribed for in lawful money of the United States, to the Company at its executive office in the City of Miami, Florida, U.S.A.


Section 4.02 - Effect of Exercise of Warrants


             As soon as practicable after surrender and payment, and subject to the terms and conditions set forth herein, the Company will cause to be delivered to the person or persons in whose name or names the Warrant Shares subscribed for are to be issued as specified in such subscription or mailed to him or them at his or their respective addresses specified in such subscription, a certificate or certificates for the appropriate number of Warrant Shares not exceeding those which the Warrant Holder is entitled to purchase pursuant to the Warrant surrendered. Upon issuance, such person or persons shall be deemed to have become the holder or holders of record of such Warrant Shares on the date of surrender and payment.


Section 4.03 - Subscription for Less than Entitlement


             The Holder of any Warrant may subscribe for and purchase a number of Warrant Shares less than the number which he is entitled to purchase pursuant to the surrendered Warrant. In the event of any purchase of a number of Warrant Shares less than the number which can be purchased pursuant to a Warrant, the Company will issue a new Warrant in respect of the balance of the Warrant Shares which the Holder was entitled to purchase pursuant to the surrendered Warrant and which were not then purchased.


Section 4.04 - Warrants for Fractions of Warrant Shares


             No fractional Warrant Shares shall be issued upon exercise of these Warrants. If any fractional interest in a Warrant Share would, except for the provisions of the first sentence of this Section 4.04, be deliverable upon the exercise of a Warrant, the number of Warrant Shares to be issued to the Warrant Holder upon exercise of the Warrant shall be rounded up to the next whole number.


Section 4.05 - Expiration of Warrants


             After the Time of Expiry all rights attaching to the Warrants will wholly cease and terminate and the Warrants will be void and of no effect.







                        --  U.S. Share Purchase Warrant Certificate  --
                             --  Transax International Limited  --

Section 4.06 - Warrant Exercise Price


             The Warrant Exercise Price per Warrant Share which must be paid to exercise a Warrant is as prescribed by resolution of the Board of Directors of the Company and set forth in this Warrant certificate subject to adjustment as provided for herein.


Section 4.07 - Adjustment of Subscriptions Rights and Exercise Price


             The Warrant Exercise Price and the number of Warrant Shares deliverable upon the exercise of the Warrants will be subject to adjustment in the events and in the manner following:


       (a)   Share Reorganization.   If prior to the Time of Expiry the Company
             shall:


             (i) issue shares without the receipt of any consideration therefor to all or substantially all of the holders of the shares by way of stock dividend or other distribution
                    (other than as dividends paid in the common course ("Dividends Paid in the Common Course")), or


             (ii) subdivide its outstanding shares into a greater number of shares; or


             (iii) consolidate its outstanding shares into a lesser number of shares,


             (any of such events in these paragraphs (i), (ii) and (iii) being called a "Share Reorganization"), then the Warrant Exercise Price per Warrant Share shall be adjusted as of the effective date or record date, as the case may be, at which the holders of shares are determined for the purpose of the Share Reorganization by multiplying the Warrant Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of shares outstanding on such effective date or record date before giving effect to such Share Reorganization and the denominator of which shall be the number of shares outstanding as of the effective date or record date after giving effect to such Share Reorganization.


       (b) Rights Offering. If prior to the Time of Expiry the Company shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of shares under which such holders are entitled, during a period expiring not more than 45 calendar days after the record date for such issue ("Rights Period"), to subscribe for or purchase shares at a price per share to the holder of less than ninety-five percent (95%) of the Current Market Price for the shares on such record date (any of such events being called a "Rights Offering"), then the Warrant Exercise Price shall be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying the Warrant Exercise Price in effect immediately prior to the end of the Rights Period by a fraction:


             (i)    the numerator of which shall be the aggregate of:


                    A. the number of shares outstanding as of the record date for the Rights Offering; and


                    B. a number determined by dividing (1) the product of the number of shares issued or subscribed during the Rights Period upon the exercise of the rights, warrants or options under the Rights Offering and the price at which such shares are offered by (2) the Current Market Price of the shares as of the record date for the Rights Offering; and


             (ii) the denominator of which shall be the number of shares outstanding after giving effect to the Rights Offering and including the number of shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering.


             Any Warrant Holder who shall have exercised his right to purchase shares in accordance with this Article 4 during the period beginning immediately after the record date for a Rights Offering and ending on the last day of the Rights Period therefor shall, in addition to the shares to which he is otherwise entitled upon such exercise in accordance with this Article 4, be entitled to that number of additional shares equal to the result obtained when the difference, if any, resulting from the subtraction of the Warrant Exercise Price as adjusted for such Rights Offering pursuant to this subsection (b) hereinabove from the Warrant Exercise Price in effect immediately prior to the end of such Rights Offering is multiplied by the number of Warrant Shares purchased upon exercise of the Warrants held by such Warrant Holder during such period, and the resulting product is divided by the Warrant Exercise Price as adjusted for such Rights Offering pursuant to this subsection 4.07(b); provided that the provisions of this Article 4 shall be applicable to any fractional interest in any share to which such Warrant Holder might otherwise be entitled under the foregoing provisions of this subsection 4.07(b). Such additional shares shall be deemed to have been issued to the Warrant Holder immediately following the end of the Rights Period and a certificate for such additional shares shall be delivered to such Warrant Holder within ten business days following the end of the Rights Period.


       (c) Special Distribution. If prior to the Time of Expiry the Company shall issue or distribute to all or to substantially all the holders of the shares:


             (i) securities of the Company including rights, options or warrants to acquire shares of any class or securities exchangeable for or convertible into or exchangeable into any such shares or property or assets and including evidences of its indebtedness; or


             (ii)   any property or other assets;


             and if such issuance or distribution does not constitute Dividends Paid in the Ordinary Course, a Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a "Special Distribution"), the Warrant Exercise Price per Warrant Share shall be adjusted effective immediately after the record date at which the holders of affected shares are determined for purposes of the Special Distribution to a price determined by multiplying the Warrant Exercise Price in effect on such record date by a fraction:


             (iii)  the numerator of which shall be:


                    A. the product of the number of shares outstanding on such record date and the Current Market Price of the shares on such record date; less


                    B. the excess, if any, of (1) the fair market value on such record date, as determined by action by the Directors (whose determination shall be conclusive), to the holders of the shares of such securities or property or other assets so issued or distributed in the Special Distribution over (2) the fair market value of the consideration received therefor by the Company from the holders of the shares, as determined by action by the Directors (whose determination shall be conclusive); and


             (iv) the denominator of which shall be the number of shares outstanding on such record date multiplied by the Current Market Price of the shares on such record date.


       (d) Capital Reorganization. If prior to the Time of Expiry there shall be a reclassification of shares at any time outstanding or a change of the shares into other shares or into other securities (other than a Share Reorganization), or a consolidation, amalgamation, arrangement or merger of the Company with or into any other Company or other entity (other than a consolidation, amalgamation, arrangement or merger which does not result in any reclassification of the outstanding shares or a change of the shares into other securities), or a transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another Company or other entity (any of such events being herein called a "Capital Reorganization"), any Warrant Holder who exercises his right to purchase Warrant Shares pursuant to Warrant(s) then held after the effective date of such Capital Reorganization shall be entitled to receive, and shall accept for the same aggregate consideration in lieu of the number of Warrant Shares to which such holder was theretofore entitled upon such exercise the aggregate number of shares, other securities or other property which such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Warrant Holder had been the registered holder of the number of Warrant Shares to which such holder was theretofore entitled upon exercise of the Warrant subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this Section 4.07; provided, however, that no such Capital Reorganization shall be carried into effect unless all necessary steps shall have been taken to so entitle the Warrant Holders. If determined appropriate by the Company, acting reasonably, appropriate adjustments shall be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Article 4 with respect to the rights and interests thereafter of Warrant Holders to the end that the provisions set forth in this Article 4 shall thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the exercise of any Warrant. Any such adjustments shall be made by and set forth in terms and conditions supplemental hereto approved by action by the Directors and by the Company, acting reasonably and shall for all purposes be conclusively deemed to be appropriate adjustments.


       (e) If prior to the Time of Expiry a Share Reorganization shall occur which results in an adjustment in the Exercise Price pursuant to the provisions of this Section 4.07, the number of Warrant Shares purchasable pursuant to each whole Warrant shall be adjusted contemporaneously with the adjustment of the Warrant Exercise Price per Warrant Share by multiplying the number of Warrant Shares theretofore purchasable on the exercise thereof by a fraction the numerator of which shall be the Warrant Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Warrant Exercise Price resulting from such adjustment.







                        --  U.S. Share Purchase Warrant Certificate  --
                             --  Transax International Limited  --

Section 4.08 - Rules Regarding Calculation  of Adjustment of Exercise Price and
             Number of Warrant Shares Purchasable upon Exercise


             For the purposes of Section 4.07 hereinabove:


       (a) The adjustments provided for in Section 4.07 are cumulative, and shall, in the case of adjustments to the Warrant Exercise Price per Warrant Share, be computed to the nearest one-tenth of one cent (U.S. $0.001) and shall be made successively whenever an event referred to therein shall occur, subject to the following subsections of this Section 4.08.


       (b) No adjustment in the Warrant Exercise Price per Warrant Share shall be required unless such adjustment would result in a change of at least one and one-half percent (1.5%) in the prevailing Warrant Exercise Price and no adjustment shall be made in the number of Warrant Shares purchasable upon exercise of a Warrant unless it would result in a change of at least one one-tenth of a Warrant Share (1/10); provided, however, that any adjustments which, except for the provisions of this subsection 4.08(b) would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment.


       (c) Subject to the prior consent, if required, of any recognized stock exchange or over-the-counter or bulletin board trading market which may have jurisdiction over the affairs of the Company, from time to time, no adjustment in the Warrant Exercise Price per Warrant Share or in the number of Warrant Shares purchasable upon exercise of Warrants shall be made in respect of any event described in Section 4.07, other than the events referred to in paragraphs (ii) and (iii) of subsection (a) thereof, if Warrant Holders are entitled to participate in such event on the same terms, mutatis mutandis, as if Warrant Holders had exercised their Warrants prior to or on the effective date or record date of such event.


       (d) No adjustment in the Warrant Exercise Price shall be made pursuant to Section 4.07 in respect of the issue from time to time:


             (i)    of Warrant Shares purchasable on exercise of the  Warrants;
or


             (ii) in respect of the issue from time to time as Dividends Paid in the Ordinary Course of shares to holders of shares who exercise an option or election to receive substantially equivalent dividends in shares in lieu of receiving a cash dividend;


             and  any  such  issue  shall  be  deemed  not  to   be   a   Share
             Reorganization.


       (e) If a dispute shall at any time arise with respect to adjustments provided for in Section 4.07, such dispute shall be conclusively determined by the Company's Auditors, or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action by the Directors and any such determination shall be binding upon the Company and the Warrant Holders; such auditors or accountants shall be provided access to all necessary records of the Company. In the event that any such determination is made, the Company shall deliver a certificate to the Warrant Holders describing such determination.


       (f) In case the Company after the date of issue of the Warrants shall take any action affecting the shares, other than action described in Section 4.07, which in the opinion of the Directors of the Company would materially affect the rights of Warrant Holders, the Warrant Exercise Price per Warrant Share or the number of Warrant Shares purchasable upon exercise shall be adjusted in such manner, if any, and at such time, by action by the Directors, in their sole discretion as they may determine to be equitable in the circumstances, but subject in all cases to the prior approval, if required, of any recognized stock exchange or over-the-counter or bulletin board trading market which may have jurisdiction over the affairs of the Company, from time to time, together with all other applicable regulatory authorities. Failure of the taking of action by the Directors so as to provide for an adjustment on or prior to the effective date of any action by the Company affecting the shares shall be conclusive evidence that the Board of Directors of the Company has determined that it is equitable to make no adjustment in the circumstances.


       (g) If the Company shall set a record date to determine the holders of the shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such shareholders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Warrant Exercise Price per Warrant Share or the number of Warrant Shares purchasable upon exercise of any Warrant shall be required by reason of the setting of such record date.


       (h) In the absence of a resolution of the Directors fixing a record date for a Special Distribution or Rights Offering, the Company shall be deemed to have fixed as the record date therefor the date on which the Special Distribution or Rights Offering is effected.


       (i) As a condition precedent to the taking of any action which would require any adjustment in any of the subscription rights pursuant to any of the Warrants, including the Warrant Exercise Price per Warrant Share and the number or class of Warrant Shares or other securities which are to be received upon the exercise thereof, the Company shall take any corporate action which may, in the opinion of counsel to the Company, be necessary in order that the Company have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities which all the holders of such Warrants are entitled to receive on the full exercise thereof in accordance with the provisions thereof.


Section 4.09 - Postponement of Subscription


             In any case in which this Article 4 shall require that an adjustment shall be effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such an event:


       (a) issuing to the Holder of any Warrant exercised after such record date and before the occurrence of such event, the additional Warrant Shares issuable upon such exercise by reason of the adjustment required by such event; and


       (b) delivering to such Holder any distributions declared with respect to such additional Warrant Shares after such exercise date and before such event;


provided, however, that the Company shall deliver to such Holder an appropriate instrument evidencing such Holder's right, upon the occurrence of the event requiring the adjustment, to an adjustment in the Warrant Exercise Price per Warrant Share or the number of Warrant Shares purchasable on the exercise of any Warrant to such distributions declared with respect to any additional Warrant Shares issuable on the exercise of any Warrant.


Section  4.10  -  Notice of Adjustment of Warrant Exercise Price and Number  of
             Warrant Shares Purchasable Upon Exercise


       (a) At least 14 calendar days prior to the effective date or record date, as the case may be, of any event which requires or might require adjustment in any of the subscription rights pursuant to any of the Warrants, including the Warrant Exercise Price per
             Warrant Share and the number of Warrant Shares which are purchasable upon the exercise thereof, or such longer period of notice as the Company shall be required to provide holders of shares in respect of any such event, the Company shall give notice to the Warrant Holders by way of a certificate of the Company specifying the particulars of such event and, if determinable, the required adjustment and the computation of such adjustment.


       (b) In case any adjustment for which a notice in subsection 4.10(a) of this Section 4.10 has been given is not then determinable the Company shall promptly after such adjustment is determinable, give notice to the Warrant Holders of the adjustment and the computation of such adjustment.


Section 4.11 - Legending of Warrants and Warrant Shares


       (a)   The  Holder  of  any  Warrants  hereby  agrees   and  consents  by
             acceptance hereof that the certificate or certificates representing any Warrants or Warrant Shares shall be impressed with a legend (the "Legend") reciting that the transfer thereof is restricted for a prescribed period (the "Restricted Period"), substantially in the following form:


                    "The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended, or the laws of any state, and have been issued pursuant to an exemption from registration pertaining to such securities and pursuant to a representation by the security holder named hereon that said securities have been acquired for purposes of investment and not for purposes of distribution. These securities may not be offered, sold, transferred, pledged or hypothecated in the absence of registration, or the availability of an exemption from such registration. Furthermore, no offer, sale, transfer, pledge or hypothecation is to take place without the prior written approval of counsel to the issuer being affixed to this certificate. The stock transfer agent has been ordered to effectuate transfers of this certificate only in accordance with the above instructions.".


       (b) The Holder and any transferee thereof acknowledges by acceptance hereof that if any Warrants are exercised during the Restricted Period the certificate or certificates representing the Warrant Shares issuable upon such exercise shall also be impressed with the Legend set forth above unless counsel reasonably acceptable to the Company delivers an unqualified opinion that such Legend need not be imposed.


                    ARTICLE FIVE - COVENANTS BY THE COMPANY


Section 5.01 - Reservation of Warrant Shares


             The Company will reserve and there will remain unissued out of its authorized capital a sufficient number of shares to satisfy the rights of purchase in the Warrants should the Holders of all the Warrants from time to time outstanding determine to exercise such rights in respect of all Warrant Shares which they are or may be entitled to purchase pursuant thereto.



              ARTICLE SIX - MODIFICATION OF TERMS, MERGER, SUCCESSORS


Section 6.01 - Modification of Terms for Certain Purposes


             From time to time the Company may, and it will, when so directed by these presents, modify these Terms and Conditions, for any one or more or all of the following purposes:



       (a) adding to or altering these provisions in respect of the registration and transfer of Warrants making provision for the exchange of Warrants of different denominations; and making any modification in the form of the Warrants which does not affect their substance;


       (b) for any other purpose, including the correction or rectification of any ambiguous, defective provisions, errors or omissions herein; and


       (c) to evidence any succession of any Company and the assumption by any successor of the covenants of the Company and in the Warrants contained as provided in this Article.


Section 6.02 - No Extension of Expiry Date


             Notwithstanding Section 6.01, no modification will be made to the Time of Expiry without the prior consent of the Directors of the Company together with all recognized stock exchange or over-the-counter or bulletin board trading markets and regulatory authorities who may have, from time to time, jurisdiction over the affairs of the Company.


Section 6.03 - Company May Consolidate, etc. on Certain Terms


             Nothing will prevent any consolidation, amalgamation or merger of the Company with or into any other corporation or corporations; however, the corporation formed by such consolidation or into which such merger will have been made will be a corporation organized and existing under the laws of Canada or of the United States of America, or any Province, State, District or Territory thereof, and will, simultaneously with such consolidation, amalgamation or merger assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Company.


Section 6.04 - Successor Company Substituted


             In case the Company is consolidated, amalgamated or merged with or into any other corporation or corporations, the successor corporation formed by such consolidation or amalgamation, or into which the Company will have been merged, will succeed to and be substituted for the Company hereunder. Such changes in phraseology and form (but not in substance) may be made in the Warrants as may be appropriate in view of such consolidation, amalgamation or merger.
                                  __________







                        --  U.S. Share Purchase Warrant Certificate  --
                             --  Transax International Limited  --